Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

Contact:	Robert L.G. White
President and CEO
Phone: 908/206-3700

BREEZE-EASTERN APPOINTS MIKE HARLAN
CHIEF OPERATING OFFICER
Union, New Jersey — August 17, 2009 —Breeze-Eastern Corporation (NYSE Amex: BZC) today announced the appointment of Donald Michael “Mike” Harlan, Jr. to the newly created position of Executive Vice President and Chief Operating Officer of the corporation. Harlan, 52, will be responsible for executing a strategy for profitable growth while managing costs and will oversee marketing, business development, engineering, operations, quality assurance, program management, contracts and aftermarket sales.
Harlan most recently served as Chief Executive Officer of Nomad Innovations, LLC, a business developing turnkey wireless broadband systems. Prior to Nomad, he was President and Chief Operating Officer of Conforma Clad, Inc., a manufacturer of high performance industrial wear protection. He also has prior aerospace and defense experience with AlliedSignal and McKinsey & Company, Inc. A graduate of MIT and Stanford’s Graduate School of Business, he served in aviation maintenance as a Lieutenant Commander in the U.S. Navy deployed on the USS John F. Kennedy and the USS Independence.
Robert L. G. White, President and Chief Executive Officer, said “We welcome Mike’s broad background and experience as a valuable asset and addition to our management team. His military, aerospace and management experience in growing profitable businesses make him an excellent fit for Breeze-Eastern. His analytical and leadership skills will strengthen us as we build on the program wins of the last three years and continue our growth.”
Breeze-Eastern Corporation (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of sophisticated lifting devices for military and civilian aircraft, including rescue hoists, cargo hooks, and weapons-lifting systems. The Company, which employs approximately 180 people at its facility in Union, New Jersey, reported sales of $75.4 million in the fiscal year ended March 31, 2009.
700 Liberty Avenue • Union • New Jersey 07083
Tel. 908.686.4000 • Fax 908.686.7485 • www.breeze-eastern.com

Breeze-Eastern Corporation – August 17, 2009
Harlan COO Appointment	Page 2 of 2

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Acts”). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of the Company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.
Any number of factors could affect future operations and results, including, without limitation, competition from other companies; changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business; interest rate trends; a decrease in the United States government defense spending, changes in spending allocation or the termination, postponement, or failure to fund one or more significant contracts by the United States government or other customers; determination by the Company to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; and those specific risks that are discussed in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and Quarterly Report on Form 10-Q for the period ended June 28, 2009.
The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.
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